UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2007

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive
Suite 501
Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’stelephone number, including area code (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2007, Cellu Tissue Holdings, Inc. (“Cellu Tissue”) issued a press release announcing that Cellu Tissue has signed a definitive merger agreement (the “Merger Agreement”) with CityForest Corporation (the “Target”), Cellu City Acquisition Corporation (“Merger Sub”) and Wayne Gullstad as the shareholders’ representative.  Pursuant to the Merger Agreement, and subject to the terms and conditions therein, Merger Sub, a wholly-owned subsidiary of Cellu Tissue, will merge with and into the Target, with the Target surviving and becoming a wholly-owned subsidiary of Cellu Tissue.  The aggregate merger consideration to be paid (including assumption of $19 million in aggregate principal amount of industrial revenue bonds) is $61 million subject to certain working capital and net cash adjustments.

The merger is subject to the approval of a majority in interest of the Target’s stockholders and the receipt by Cellu Tissue of certain debt financing as well as other customary conditions, and is expected to close by March 31, 2007.  Cellu Tissue plans to finance the acquisition with cash on-hand, borrowings under its existing credit facility and proceeds from newly issued bonds.

A copy of the Merger Agreement is furnished as Exhibit 10.1 to this report and incorporated herein by reference.

The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following are being furnished as exhibits to this Current Report on Form 8-K:

d) Exhibits
10.1	Merger Agreement Among Cellu Tissue Holdings, Inc., Cellu City Acquisition Corporation, Wayne Gullstad as the Shareholders’ Representative and CityForest Corporation furnished pursuant to Item 1.01

99.1	Release, dated February 28, 2007, “Cellu Tissue Holdings, Inc. to Acquire CityForest Corporation” furnished pursuant to Item 1.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: March 1, 2007	By: /s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

10.1	Merger Agreement Among Cellu Tissue Holdings, Inc., Cellu City Acquisition Corporation, Wayne Gullstad as the Shareholders’ Representative and CityForest Corporation

99.1	Release, dated February 28, 2007, “Cellu Tissue Holdings, Inc. to Acquire CityForest Corporation”